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                                  CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 7, 1997 on the consolidated financial statements and schedules of IDS Life Insurance Company and our report dated March 21, 1997 on the financial statements of IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ and MZ in Post Effective Amendment No. 16 to the Registration Statement (Form N-4 No. 33-4173) for the registration of the Flexible Annuity Contracts to be offered by IDS Life Insurance Company.



Ernst & Young LLP
Minneapolis, Minnesota
April 15, 1997